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                                                                Exhibit 10.15(a)



                              EMPLOYMENT AGREEMENT
                                    (FORM A)


                  THIS AGREEMENT ("Agreement") is entered into as of the _____ day of January, 1997 (the "Effective Date") by and between Caliber System, Inc., an Ohio corporation (together with its successors and assigns permitted under this Agreement the "Company"), and Mr. X ("Executive").

                               W I T N E S S E T H


                  WHEREAS, Executive currently serves as [title] of [Company or Operating Company]; and

                  WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

                  WHEREAS, the Board (as defined in Section 1(b)) has determined that it is in the best interests of the Company and its stockholders to secure Executive's continued services and to ensure Executive's continued dedication and objectivity, without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks, and to encourage Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

                  1.       Definitions.
                           ------------

                           As used in this Agreement,  the following  terms
shall have the respective meanings set forth below:

                           (a)      "Affiliate"  of a person or other entity
means a person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                           (b)      "Board"  means the  Board of  Directors
of the Company, including the Board Compensation Committee.

                           (c)      "Cause"  means  (1) conviction  of Executive
for a felony or for a misdemeanor involving moral turpitude, or (2) a material breach by Executive of the duties and responsibilities associated with his employment and position with the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which results in demonstrably material economic injury to the


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                                                                               2

Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach. Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (a) bad judgment or negligence, or (b) any act or omission believed in good faith to have been in or not opposed to the interest of the Company.

                                    Cause shall not exist  unless and until the
Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in this Section 1(c) and specifying the particulars thereof in detail.

                           (d)      "Contract Term" has the meaning set forth in
Section 2.

                           (e)      "Date  of  Termination"  means  (1) the
effective date on which Executive's employment by the Company terminates as specified in a Notice of Termination by the Company or Executive, as the case may be, or (2) if Executive's employment by the Company terminates by reason of death, the date of death of Executive. Notwithstanding the previous sentence,
(i) if Executive's employment is terminated for Disability (as defined in Section 1(f)) or (ii) if Executive's employment is terminated by the Company other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

                           (f)      "Disability"  means  Executive's  absence
from his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive's incapacity due to mental or physical illness.

                           (g)      "Good Reason" shall mean  termination by
Executive of his employment following occurrence of any of the following:

                                    (1)     Failure  by the  Company  to honor
any of its obligations under this Agreement, including those related to assignment of duties and responsibilities, election to positions, compensation, Retirement and Savings Plans, benefits, or successors; or

                                    (2)     Any  purported  termination  by the
Company of this Agreement or of Executive's employment that is not expressly authorized by this Agreement or not effected pursuant to a Notice of Termination satisfying the requirements of Section 12; for purposes of this Agreement, no such purported termination shall be effective.

                           (h)      "Notice of  Termination"  means notice of
the Date of Termination as described in Section 12(b).

                           (i)  "Qualifying  Termination"  means  a  termination
of Executive's employment as a result of (1) a termination by the Company without Cause, or (2) a termination by Executive for Good Reason; provided, however, that a Qualifying Termination shall not include a termination as a result of Executive's death, Disability or Retirement.


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                                                                               3

                          (j) "Retirement" means Executive's voluntary
termination of employment while eligible for retirement benefits under the terms of the Retirement and Savings Plans.

                           (k)      "Retirement  and Savings  Plans" means all
qualified and nonqualified defined benefit and defined contribution plans, including without limitation:

                           [Applicable qualified and nonqualified benefit plans]

or any applicable amended, successor, additional or substitute plan or plans of the Company put into effect prior to an Executive's Date of Termination.

                  2.       Contract Term.
                           --------------

                           (a)      This  Agreement  shall  commence on the
Effective Date and shall continue in effect until January ____, 1999; provided, however, that commencing on January ____, 1999 and each following anniversary of the Effective Date, the term of this Agreement shall automatically be extended for an additional one-year period, unless at least six months prior to such date, the Company or Executive shall have given notice not to extend this Agreement. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate upon termination of Executive's employment with the Company in which event the rights and obligations of the parties, except as otherwise expressly provided herein, shall cease.

                           (b)      Nothing  contained in this Agreement shall
prevent the Company at any time from terminating Executive's right and obligation to perform service for the Company or prevent the Company from removing Executive from any position which Executive holds in the Company, subject to the obligation of the Company to make payments and provide benefits if and to the extent required under this Agreement, which payments and benefits shall be full and complete liquidated damages and Executive's exclusive remedy for any such action taken by the Company.

                  3.       Payments and Benefits Upon Termination of Employment.
                           -----------------------------------------------------

                           (a)      If the  employment  of  Executive  shall
terminate, by reason of a Qualifying Termination, then the Company shall pay to Executive (or Executive's beneficiary or estate) within five (5) days following the Date of Termination, as compensation for services rendered to the Company, for severance and in consideration for Section 6 [50% of Section 3(a)(2) for the latter]:

                                    (1)     a  lump-sum  cash  amount  equal to
the sum of (i) Executive's unpaid base salary from the Company and its subsidiaries through the Date of Termination [at the rate in effect (without taking into account any reduction of base salary in connection with the termination) just prior to the time a Notice of Termination is given]; (ii) any benefit awards (including both the cash and stock components) which pursuant to the terms of any Company plans have been earned or become payable, to the extent not theretofore paid; plus (iii) that portion of the target annual bonus under the Company's incentive compensation plans determined by multiplying the target annual bonus by the fraction arrived at by dividing the number of full weeks worked by Executive during the calendar year of his Date of Termination by fifty-two (52).
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                                                                               4

                                    (2)     a  lump-sum  cash  amount  equal to
2 times (a) Executive's highest annual rate of base salary from the Company and its subsidiaries in effect during the 12-month period prior to the Date of Termination plus (b) the target annual bonus in effect for the year in which the termination occurs; provided, that any amount paid pursuant to this Section 3(a)(2) shall offset and reduce any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any other severance plan, policy, agreement or arrangement of the Company.

                           (b)      If the  employment  of  Executive  shall
terminate, by reason of a Qualifying Termination, then for a period ending on the earliest of (i) twenty-four (24) months following the Date of Termination,
(ii) the commencement date of equivalent benefits from a new employer, or (iii) Executive's Normal Retirement Date under the terms of the Retirement and Savings Plans, the Company shall continue to keep in full force and effect (or otherwise provide) all plans and policies of medical, accident, disability and life insurance with respect to Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such plans and policies shall have been in effect immediately prior to the Date of Termination (or, if more favorable to Executive, immediately after the termination), and the Company and Executive shall share the costs of continuing such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination (or, if more favorable to Executive, immediately after the termination). In addition, upon such termination, the Company shall pay Executive, as promptly as the amount can be determined following such termination, the then actuarial present value of the pension benefits that would be attributable to an additional 24 months of credited age and service under the Retirement and Savings Plans. If, at the end of twenty-four (24) months following the Date of Termination, Executive has not reached his Normal Retirement Date under the Retirement and Savings Plans, and is not then receiving equivalent benefits from a new employer, the Company shall arrange, to the extent it can reasonably do so, to enable Executive to convert Executive's and his dependents' coverage under any such insurance policies and plans (e.g., medical, life insurance) to individual policies or programs upon the same terms as employees of the Company may apply for such conversions.

                           (c)      If the  employment  of  Executive  shall
terminate, by reason of a Qualifying Termination, then any stock credit benefits provided to Executive under any Retirement and Savings Plans shall become fully vested and payable within five (5) days following the Date of Termination.

                           (d)      If Executive's  employment shall be
terminated for Cause, the Company shall pay Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Executive under this Agreement.

                  4.       Nature of Duties.
                           -----------------

                           (a)      Executive  agrees to serve the  Company
during the Contract Term. Executive agrees to devote his full business time during normal business hours to the business and affairs of the Company (except as otherwise provided herein) and to use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement to the extent


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                                                                               5

necessary to discharge such responsibilities, except for (i) service on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities, and (ii) periods of vacation and sick leave or other legitimate absences under Company benefit plans and established practices.

                           (b)      The  Company  agrees  that it will not,
without Executive's express written consent (which consent will not be unreasonably withheld), (i) assign to Executive duties inconsistent with his current positions, duties, responsibilities and status with the Company, or (ii) change his titles as currently in effect, or (iii) remove him from, or fail to re-elect him to, any of such positions, except in connection with the termination for Cause, Disability or Retirement or as a result of his death or voluntary termination. Except as so limited, the powers and duties of Executive are to be more specifically determined and set by the Company from time to time.

                           (c)      During the Contract Term,  Executive may be
required by the Company to relocate to one or more locations of the Company, or its subsidiaries under Section 14, in order to fulfill Executive's duties under this Agreement.

                  5.       Compensation and Benefit Plans.
                           -------------------------------

                           (a)      During the  Contract  Term,  Executive
shall receive an annual base salary, payable in installments, substantially in accordance with current practice, at an annual rate at least equal to the aggregate annual base salary payable to Executive as of the Effective Date. The base salary may be increased [but may not be decreased without Executive's express written consent (which consent will not be unreasonably withheld)] at any time and from time to time by action of the Board, and, if so increased, such increased base salary shall thereafter be the base salary for the purposes of this Agreement; provided, however, that the Company may decrease Executive's base salary so long as such decreases (a) are generally applicable to all salaried employees of the Company, and (b) do not discriminate against highly-paid employees of the Company.

                           (b)      During the Contract Term,  Executive shall
participate in the Company's annual incentive compensation plans pursuant to the terms thereof. The Company agrees to continue Executive as a participant in the Company's incentive compensation plans as in effect for each applicable year, and giving effect to the highest position in the Company held by Executive during the Contract Term.

                           (c)      During  the  Contract  Term,  the  Company
agrees to continue the Company's Retirement and Savings Plans (but excluding the Company's stock option plan and performance share plan, participation in which shall be at the sole discretion of the Company's Board), as the same may be modified from time to time but substantially in the form presently in effect. The Company agrees to continue Executive as a participant in the Retirement and Savings Plans on a basis at least equivalent to the present basis of his participation for the calendar year in which the Effective Date of this Agreement occurs.

                           (d)      During  the  Contract  Term,  the  Company
agrees to continue in effect any perquisite, benefit or compensation plan (in addition to the Retirement and Savings Plans) including its dental plan, life insurance plan, health and accident plan or disability plan in which Executive is currently participating or to maintain plans and policies providing substantially the same level of coverage, upon the same terms and otherwise to the same extent



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                                                                               6

as such plans and policies shall have on the Effective Date; provided, however, that the Company may make modifications in such plans and policies so long as such modifications (a) are generally applicable to all salaried employees of the Company, and (b) do not discriminate against highly-paid employees of the Company.

                           (e)      During the  Contract  Term,  except as
permitted in the proviso contained in paragraph (d) above, the Company agrees not to take any action that would adversely affect Executive's participation in, or materially reduce the benefits under, any of the Retirement and Savings Plans.


                  6.       Confidentiality; Non-Competition.
                           ---------------------------------

                           (a)      During  employment  and  thereafter,
Executive shall keep confidential all "Confidential Information" relating to the Company or any of its subsidiaries, and their respective businesses, obtained by Executive during his employment by the Company or any of its subsidiaries. "Confidential Information" means any non-public, proprietary information that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, formulas, flow charts, computer programs, access codes or other systems information, business, product or marketing plans, sales and other forecasts, financial information, customer lists, and information relating to compensation and benefits, provided that such proprietary information does not include any information which is available to the general public or is generally available within the relevant business or industry other than as a result of Executive's breach of this Section 6(a). Confidential Information may be in any medium or form, including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications. Anything herein to the contrary notwithstanding, it shall not be a violation of this Section 6(a) for Executive to disclose information in the ordinary course of properly carrying out his duties and responsibilities on behalf of the Company or to respond to an order of a court or other body having jurisdiction provided that he gives the Company notice of any such order.

                           (b)  Executive  agrees  that  during  employment  and
for a period of one (1) year following the Date of Termination, he shall not directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, that Executive may invest without being deemed in violation of this Section 6(b), in stocks, bonds, or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or NASDAQ and Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. "Competing Enterprise" shall mean an enterprise that engages in any business that, on the Date of Termination, is engaged in by the Company or any of its subsidiaries if such enterprise engages in such business in any geographic area in which the Company or any of its subsidiaries conducts such business.

                           (c) Except as expressly  provided herein,  promptly
following Executive's termination of employment, Executive shall return to the Company all property of the Company



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then in Executive's possession or under his control, except that Executive may retain his personal notes, diaries, Rolodexes, calendars and correspondence.

                           (d)      Executive  agrees that any material  breach
of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. Executive further agrees that in the event of said material breach or any reasonable threat of material breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such material breach or threatened material breach. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages. Should a court or arbitrator determine that any provision of this Section 6 is unreasonable, the parties agree that such provision shall be interpreted and enforced to the maximum extent such court or arbitrator deems reasonable.

                           (e)      Prior to the Date of  Termination,
Executive agrees not to accept any other employment or engage in any outside business or enterprise without the Company's written consent. It is understood, however, that outside activities are not prohibited provided they are legal; do not impair or interfere with the conscientious performance of Company duties and responsibilities; do not involve the misuse of the Company's influence, facilities or other resources; and do not reflect discredit upon the good name and reputation of the Company.

                           (f)      The  provisions  of  this  Section  shall
survive any termination of this Agreement, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

                  7.       Indemnification.
                           ----------------

                           The  Company  agrees  that  if  Executive  is  made a
party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Second Amended Articles of Incorporation, Restated Amended Code of Regulations, Indemnification Agreement between Executive and the Company or, if greater, by the laws of the State of Ohio, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith. The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

                  8.       Withholding Taxes.
                           ------------------

                           The Company may  withhold  from all payments due to
Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

                  9.       Reimbursement of Expenses.
                           --------------------------
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                                                                             8


                           The Company shall pay all reasonable legal fees and
expenses incurred by Executive, if any, as a result of a Qualifying Termination.

                  10.      Scope of Agreement.
                           -------------------

                           (a)      Except as expressly provided herein,
nothing in this Agreement shall amend any provisions of the Company's Retirement and Savings Plans and policies of medical, accident, disability and life insurance with respect to Executive and his dependents.

                           (b)      This Agreement  shall not apply to any
termination of employment pursuant to, in connection with, or in anticipation of a Change in Control, if as a result of said termination Executive receives payments and benefits under a Management Retention Agreement in effect between the Company and Executive.



                           (c)      This  Agreement is not intended by either
the Company or the Executive to amend Executive's Performance Share Award Agreement under the Company's 1996 Equity Incentive Compensation Plan or the Executive's Stock Option Agreement under the Company's 1996 Equity Incentive Compensation Plan.

                  11.      Successors; Binding Agreement.
                           ------------------------------

                           (a)      This Agreement  shall not be terminated by
any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

                           (b)      The  Company  agrees  that  concurrently
with any merger, consolidation or transfer of assets referred to in paragraph
(a) of this Section 11, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.

                           (c)      (i) No rights  or  obligations  of the
Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or in connection with the sale or liquidation of all or substantially all of the assets of the Company, or in connection with the disposition of the business of the Company substantially as an entirety, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

                                   (ii) This Agreement is personal to Executive
and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts

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would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

                  12.      Notice.
                           -------

                           (a)      For purposes of this Agreement,  all notices
and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                  If to Executive:

                           [Executive Name and Address]



                  If to the Company:

                           General Counsel
                           Caliber System, Inc.
                           P.O. Box 5459
                           Akron, OH 44334-0459

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                           (b)      A  written  notice  (a  "Notice  of
Termination") of Executive's Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specify the termination date. The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

                  13.      No Set-off; No Mitigation.
                           --------------------------

                           The  Company's  obligation  to make any  payments
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

                  14.      Employment with Subsidiaries.
                           -----------------------------

                           Employment  with the Company for purposes of this
Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

                  15.      Governing Law; Validity.
                           ------------------------

                           The  interpretation,  construction  and  performance
of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

                  16.      Settlement of Disputes.
                           -----------------------

                           (a)      Any  controversy  or claim  arising out of
or relating to this Agreement, any amendment of this Agreement, or any breach of any of the foregoing, shall, subject to the mutual agreement of the Company and Executive, be settled by confidential arbitration, to be held in Akron, Ohio, in accordance with the Commercial Arbitration Rules of the American Arbitration Association before three (3) arbitrators. The arbitrators shall apply the provisions of this Agreement strictly as written (unless doing so violates the clear intent of this Agreement), and shall explain the reasons and basis of their award in detail and in writing. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All costs and expenses relating to any controversy or claim that is arbitrable under this Section (including reasonable attorney's fees of Executive) shall be paid by the Company promptly on written demand, except that the arbitrators are authorized to require reimbursement of the Company for moneys paid by it pursuant to this sentence if the arbitrators determine that the substantive positions of Executive in the arbitration were entirely without merit. Pending final resolution of any arbitration or court proceeding, the Company shall continue prompt payment of all amounts due Executive under this Agreement or any amendment thereof and prompt provision of all benefits to which Executive or his beneficiaries are entitled. Notwithstanding the foregoing, nothing contained in this Section 16 shall limit a party's right to seek equitable relief in any court of competent jurisdiction.

                           (b)      In the event the parties do not agree to
arbitration as provided in 16(a), the parties hereby consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Summit County) or of the United States District Court for the Northern District of Ohio.

                  17.      Counterparts.
                           -------------

                           This  Agreement  may be  executed  in two or more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  18.      Survivorship.
                           -------------

                           The  respective  rights and  obligations  of the
parties hereunder shall survive the expiration of the term of this Agreement, to the extent necessary to carry out the intentions of the parties, including without limitation any obligations of the Company to make payments and provide benefits hereunder.

                  19.      Miscellaneous.
                           --------------

                           No  provision in this  Agreement  may be amended
unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. No provision of this Agreement may be waived unless such waiver is agreed to in writing and signed by the waiving party which, in the case of the Company, shall mean by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                  20.      Release and Reaffirmation.
                           --------------------------

                           The Company  may, as a condition  to the payment by
the Company to Executive of any post employment benefits payable under this Agreement, condition such payment upon the execution and delivery by Executive to the Company of:

                           (a)      A release, in form reasonably acceptable to
the Company, releasing the Company from any further obligations to Executive, except for obligations under Retirement and Savings Plans which remain in favor of Executive and any other remaining obligations under the specific terms of this Agreement or any other written agreement in effect between the Company and Executive; and

                           (b)      A  reaffirmation  by Executive of his
obligations under this Agreement or any other agreement theretofore in effect between Executive and the Company relating to confidentiality or intellectual property rights.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company. Executive has executed this Agreement as of the date and year first written above.

                                            CALIBER SYSTEM, INC.


                                            By:
                                               -----------------------------



Agreed to this ____ day of January, 1997




--------------------------
[Executive's Name]